Execution Version
FIRST AMENDMENT TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT
THIS FIRST AMENDMENT TO NOTE PURCHASE AND PRIVATE SHELF AGREEMENT dated as of February 14, 2020 (this “Amendment”), is made by and among MGP Ingredients, Inc., a Kansas corporation (the “Company”), and the holders of Notes (as defined in the below described Note Agreement) (the “Noteholders”) listed on the signature pages hereto.
PRELIMINARY STATEMENTS:
(1)The Company and the Noteholders are parties to a Note Purchase and Private Shelf Agreement dated as of August 23, 2017 (as in effect on the date hereof, the “Note Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Note Agreement); and
(2)The Company has requested and the Noteholders have agreed to amend the Note Agreement as set forth in this Amendment in accordance with the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1.Amendments to Note Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, effective as of the date hereof, the Company and the Noteholders hereby agree:
(a) clauses (f), (g), (h), (i), (j), (k) and (l) of Section 7.1 of the Note Agreement are hereby amended to replace each reference therein to “fifteen days” or “15 days” with “five (5) Business Days (or such longer period as the Required Holders may agree in their sole discretion)”;
(b) subclause (iv) of Section 9.7(b) of the Note Agreement is hereby amended and restated to read in its entirety as follows:
“(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering the matters set forth in opinion numbers 1, 2, 3, 5, 6, 8 and 9 of Schedule 4.4(a) but relating to such Subsidiary and such Subsidiary Guaranty Agreement and any Security Documents executed by such Subsidiary, and which opinion may be subject to assumptions, qualifications and limitations similar to those set forth in such Schedule 4.4(a).”
(c) a new Section 9.12 of the Note Agreement is hereby added in its entirety as follows:
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“Section 9.12 Leverage Fee. If the Consolidated Leverage Ratio as of the end of any fiscal quarter ending after the First Amendment Closing Date is greater than 3.50 to 1.00 for such fiscal quarter, then for such fiscal quarter the Company agrees to pay to the holders of the Notes, in addition to the interest accruing on the Notes, a fee (the “Leverage Fee”), payable in arrears on or before the 45th day after the end of such fiscal quarter, equal to 0.35% per annum on the unpaid principal amount of each such Note (computed on the basis of a year of 360 days and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day) during such fiscal quarter). The payment of the Leverage Fee shall not constitute a waiver of any Default or Event of Default.”
(d) Section 10.1(a) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter to be greater than 3.50 to 1.00; provided that if the aggregate consideration paid in connection with any Permitted Acquisition, when taken together with the aggregate consideration for any previous Permitted Acquisitions since the First Amendment Closing Date, is in excess of $100,000,000, then the Company shall have the right to elect to increase the maximum permitted Consolidated Leverage Ratio required to be maintained by this Section 10.1(a) to 4.00 to 1.00 during the fiscal quarter in which such acquisition is consummated (the “Trigger Quarter”) and each of the following three fiscal quarters following the Trigger Quarter (such period, the “Elevated Ratio Period”) so long as (a) there is at least one fiscal quarter end after the end of each Elevated Ratio Period at which the Consolidated Leverage Ratio is less than or equal to 3.50 to 1.00, (b) there shall be no more than one Elevated Ratio Period in effect at any given time, (c) there shall be no more than two Elevated Ratio Periods during the term of this Agreement and (d) the aggregate consideration for the Permitted Acquisition giving rise to the second Elevated Ratio Period must be in excess of $5,000,000. Such election shall be made by the delivery of a written notice by the Company to the Purchasers making reference to this Section 10.1(a) and notifying the Purchasers of the Company’s exercise of this right on or prior to the date of the actual or required delivery of the certificate required by Section 7.2 with respect to the Trigger Quarter.”
(e) Section 10.2(d) of the Note Agreement is hereby amended by replacing the reference to “Capital Expenditures” with “capital expenditures”.
(f) Section 10.2(e) of the Note Agreement is hereby amended and restated in its entirety as follows:
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“(e) Indebtedness and obligations owing under (i) Swap Contracts entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) Secured Cash Management Agreements entered into in the ordinary course of business;”
(g) Section 10.2(i) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(i) Indebtedness under the Credit Agreement, together with any Permitted Refinancings thereof; provided, that the aggregate principal amount of Indebtedness permitted pursuant to this clause (i) shall at no time exceed $400,000,000;”
(h) Section 10.2(k)(ii)(1) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(1) no Incremental Equivalent Debt may be incurred unless, after giving effect to the incurrence of such Incremental Equivalent Debt, and after giving effect to any Permitted Acquisition, other Investment, or any sale, transaction or other Disposition or any incurrence of Indebtedness or repayment of Indebtedness consummated concurrently therewith, the Company has, on a Pro Forma Basis, a Consolidated Leverage Ratio not greater than 3.25 to 1.00; provided that the maximum Consolidated Leverage Ratio limitation set forth in this clause (1) shall not apply to incurrences of Incremental Equivalent Debt that are used to term out or otherwise refinance then existing Indebtedness (and, in the case of any refinanced Indebtedness that consists of revolving credit Indebtedness, to permanently reduce the available amount of such Indebtedness by the amount so refinanced);”
(i) Section 10.2 of the Note Agreement is hereby amended by adding a new clause (n) as follows, and by making the necessary grammatical corrections to the remainder of such Section to account for such additional clause:
“(n)  Indebtedness incurred by a Note Party to acquire a new or replacement aircraft for its own use or another Note Party’s use so long as the aggregate outstanding principal amount of such Indebtedness does not at any time exceed $10,000,000.”
(j) Section 10.3(d) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(d)  purchase money Liens upon or in any inventory or any fixed or capital asset (in each case including any proceeds thereof) to secure the purchase price thereof or, in the case of any fixed or capital asset, the cost
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of construction or improvement of such fixed or capital asset (including Liens securing any Capital Lease Obligations and Liens securing Indebtedness permitted under Section 10.2(n)); provided, that (i) such Lien secures Indebtedness permitted by Section 10.2(d) or Section 10.2(n) or, in the case of any Lien on inventory, the purchase price of such inventory and other inventory purchased from such supplier, (ii) such Lien attaches to such asset concurrently or within 90 days after the acquisition, improvement or completion of the construction thereof, (iii) such Lien does not extend to any other asset (except that any Lien securing Indebtedness permitted by Section 10.2(n) may, if the aircraft is leased by one Note Party to another, extend to the lessor’s rights under such lease) and (iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such asset;”
(k) The references to “$5,000,000” in Sections 10.5(d) and 10.6(n) of the Note Agreement are hereby replaced with “$10,000,000”.
(l) Section 10.5(d)(iii)(B) of the Note Agreement is hereby amended by replacing the reference to “10.6(k)” with “10.6(n)”.
(m) Section 11 of the Note Agreement is hereby amended by adding a new clause (o) as follows, and by making the necessary grammatical corrections to the remainder of such Section to account for such additional clause:
“(o) any Note Party or any Subsidiary thereof shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Note Party or any such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Company or such Note Party to the extent required by GAAP, provided that no Default or Event of Default shall arise or exist under this clause (o) if the counterparty to such Material Contract has not declared such Material Contract to be in default or has waived in writing such default.”
(n) Section 11(b) of the Note Agreement is hereby amended and restated in its entirety as follows:
“(b)  the Company defaults in the payment of any interest on, or any Leverage Fee with respect to, any Note for more than five (5) Business Days after the same becomes due and payable; or”
(o) the Schedule of Defined Terms is hereby amended as follows:
(i) the definition of “Capital Expenditure” is hereby deleted in its entirety;
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(ii) the following definitions are added where alphabetically appropriate:
““Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements (including any Treasury Management Agreement).”
““Cash Management Bank” means any Person that, (a) at the time it (or its Affiliate) becomes a Credit Agreement Lender on the First Amendment Closing Date, is party to a Cash Management Agreement with a Note Party, or (b) at the time it enters into a Cash Management Agreement with a Note Party, is a Credit Agreement Lender, an Affiliate of a Credit Agreement Lender, the administrative agent under the Credit Agreement or an Affiliate of such administrative agent, in each case in its capacity as a party to such Cash Management Agreement.”
““First Amendment Closing Date” means February 14, 2020.”
““Leverage Fee” is defined in Section 9.12. All references in this Agreement to “interest on” (or words of similar import) with respect to the Notes shall include the Leverage Fee applicable thereto, if any.”
““Maintenance Capital Expenditures” means capital expenditures (as defined by GAAP, subject to any modifications thereof set forth in the definition of GAAP herein) made in connection with the replacement, substitution, restoration or repair of existing assets. For the avoidance of doubt, Maintenance Capital Expenditures shall not include (a) capital expenditures made in connection with an acquisition of new assets that seeks to expand existing operational capacities as opposed to any such acquisition that seeks to replace or substitute existing assets to maintain existing operational capacities, (b) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment but only to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time or (c) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.”
““Secured Cash Management Agreement” means any Cash Management Agreement between or among any Note Party and any Cash Management Bank.”
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““Treasury Management Agreement” means any treasury management services, cash management agreement, autoborrow, sweep or similar agreement entered into between the Company and the swingline lender under the Credit Agreement.”
(iii) the following definitions are amended and restated in their entirety as follows:
““Consolidated Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Company, the ratio of (a) the remainder of (i) Consolidated EBITDA for such period minus (ii) dividends and distributions by the Company to its shareholders during such period, minus (iii) income taxes (whether federal, state, local or otherwise) paid in cash during such period, minus (iv) Maintenance Capital Expenditures during such period, minus (v) share repurchases or other acquisition or retirement of any of the Company’s Equity Interests or any security convertible into or exchangeable for any of the Company’s Equity Interests (provided that (x) up to $25,000,000 in the aggregate of share repurchases occurring during the period commencing February 27, 2019 and ending on February 27, 2022 and (y) share repurchases and other acquisitions of stock of the Company or securities convertible therefor required to be purchased pursuant to employee stock compensation plans consistent with the plans in effect on the Series A Closing Day in an aggregate amount not to exceed (1) $7,500,000 in any period other than the 2019 fiscal year, or (2) $14,200,000 in the 2019 fiscal year, in each case of clauses (x) and (y), shall be excluded from the amounts deducted in clause (a)(v) of this definition) to (b) Consolidated Fixed Charges for such period.”
““Consolidated Interest Expense” means, for the Consolidated Group for any period determined on a consolidated basis in accordance with GAAP, total interest expense (including the interest component of any payments in respect of Capital Lease Obligations and the net payment obligations pursuant to Swap Contracts pertaining to interest rate transactions) during such period. Interest expense (as used in this definition) for any period shall include any Leverage Fee with respect to such period.”
““Credit Agreement” means the Credit Agreement dated as of the First Amendment Closing Date, among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the Credit Agreement Lenders, as the same may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time.”
““Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property (including any sale and leaseback
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transaction, division, merger or disposition of Equity Interests), whether in a single transaction or series of related transactions, by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any note or accounts receivable or any rights and claims associated therewith.”
““Existing Supply Agreements” means, collectively, (a) each Bunge Agreement, (b) that certain Supply Agreement dated July 10, 2015, by and between Ardent Mills, LLC and MGPI Processing, and (c) that certain Distillate Supply Agreement, dated July 1, 2019, between Diageo Americas Supply, Inc. and MGPI of Indiana, LLC, as amended from time to time and together with any replacements thereof.”
““Family Trust” means, in respect of any individual, any trust for the primary benefit of such individual, his/her spouse and lineal descendants, so long as such individual, during his or her lifetime, has the exclusive right to control such trust.”
““Intercreditor Agreement” means the Amended and Restated Intercreditor and Collateral Agency Agreement dated as of the First Amendment Closing Date, in form and substance reasonably satisfactory to the Purchasers, among the administrative agent for the Credit Agreement Lenders, the holders of Notes and the Collateral Agent, and acknowledged by the Note Parties.”
““Material Disposition” means any Disposition (or series of related Dispositions) consummated after the date of this Agreement involving aggregate consideration with a fair market value in excess of $10,000,000.”
““Permitted IRB Financings” means financings incurred by a Note Party or any of its Subsidiaries in the nature of industrial revenue bonds or the like issued by a state, county, municipality or similar political subdivision or an industrial revenue authority or similar issuer in connection with the acquisition, construction, installation and/or equipping of land or real property improvements and/or personal property located thereon to be used in the manufacture or storage of whiskey, including but not limited to whiskey maturation warehouses or similar facilities and barrels to fill such warehouses or similar facilities, but excluding whiskey distillate stored in such barrels (collectively, “IRB Property”), and whereby the Company or one of its Subsidiaries may transfer all or a portion of such IRB Property to the issuer of such bonds (whether pursuant to a sale or a lease) and whereby, in such event, the Company or such Subsidiary, as applicable, shall lease back or otherwise acquire from such issuer a leasehold or similar interest in such IRB Property; provided that all Permitted IRB Financings (excluding any Permitted IRB Financing if the related bonds or
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similar debt instruments are held solely by a Note Party) shall not exceed an aggregate principal amount of $15,000,000 outstanding at any time.”
““Pledge Agreement” means the Amended and Restated Pledge Agreement dated as of the First Amendment Closing Date, in form and substance reasonably satisfactory to the Purchasers, executed by each Note Party in favor of the Collateral Agent.”
““Security Agreement” means the Amended and Restated Security Agreement dated as of the First Amendment Closing Date, in form and substance reasonably satisfactory to the Purchasers, made by each Note Party (including, without limitation, by any joinder to the Security Agreement (in the form contemplated thereby)) in favor of the Collateral Agent.”
(iv) the definition of “Permitted Acquisition” in the Schedule of Defined Terms is hereby amended by replacing the text of clause (b) in its entirety with “[Reserved]” and amending and restated clause (f) in its entirety as follows:
““(f) the Company shall be in compliance with Section 10.1 on a Pro Forma Basis after giving effect to such Acquisition and the incurrence of any Indebtedness in connection therewith (as of the closing date of the Acquisition); and”.
SECTION 2. Conditions to Effectiveness. This Amendment shall become effective on and as of the date first above written upon the satisfaction of the following conditions:
(a)  the Noteholders (or their counsel) shall have received counterparts of this Amendment duly executed by the Company and the Noteholders;
(b)  the Noteholders shall have received a written ratification in the form attached hereto, duly executed by each Guarantor, whereby each Guarantor ratifies, confirms and agrees that, following the effectiveness of this Amendment and the transactions contemplated hereunder, the Guaranty Agreement and each Guarantor’s obligations thereunder shall remain in full force and effect;
(c) the Noteholders (or their counsel) shall have received an executed copy of the Credit Agreement, duly executed and delivered by the parties thereto and in form and substance satisfactory to the Noteholders, together with evidence satisfactory to the Noteholders that the conditions precedent to the effectiveness thereof have been, or will be, satisfied on or before the date first above written;
(d) the Noteholders (or their counsel) shall have received counterparts of the Intercreditor Agreement, duly executed and delivered by the parties thereto and in form and substance satisfactory to the Noteholders;
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(e) the Noteholders (or their counsel) shall have received an executed copy of each Security Document, duly executed and delivered by the parties thereto and in form and substance satisfactory to the Noteholders;
(f) the Noteholders (or their counsel) shall have received an executed copy of each deliverable required as a condition precedent to the effectiveness of the Credit Agreement (including, without limitation, secretary’s certificates and related attachments), duly executed and delivered by the parties thereto and in form and substance satisfactory to the Noteholders;
(g) the Noteholders (or their counsel) shall have received opinions (or reliance letters) in form and substance satisfactory to each Noteholder, dated the First Amendment Closing Date, from Stinson LLP, counsel for the Note Parties with respect to the Intercreditor Agreement and Security Documents being executed on the First Amendment Closing Date;
(h) no Default or Event of Default shall have occurred and be continuing before, or shall occur or exist immediately after, giving effect to this Amendment; and
(i) all fees and expenses of counsel to the Noteholders estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
SECTION 3. Representations and Warranties: To induce the Noteholders to enter into this Amendment, the Company hereby represents and warrants as follows:
(a)  (i) this Amendment has been duly executed and delivered on behalf of the Company, (ii) the execution and delivery by the Company, and the performance of its obligations under, this Amendment (A) have been duly authorized by all necessary corporate action on the part of the Company and (B) will not (I) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected (including any Material Contract then in effect, but excluding any Lien created pursuant to a Security Document), (II) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (III) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, and (iii) this Amendment constitutes the legal valid and binding obligation of the Company in accordance with its terms, except as such enforceability may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);
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(b)  no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Amendment;
(c) since December 31, 2018, there has been no event or circumstance that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(d) the representations and warranties made by the Company contained in the Note Agreement and the other Note Documents are true and correct on and as of the date hereof as though made as of the date hereof, except for such representations and warranties (i) as are by their express terms limited to a specific date, in which case such representations and warranties were true and correct as of such specific date, and (ii) as are no longer true and correct on the date hereof solely as a result of a transaction occurring after the Series A Closing Day and that was made in compliance with the provisions of the Note Agreement; and
(e)  as of the date hereof, both before and immediately after giving effect to the terms of this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. Effect on the Note Agreement.
(a)  Each Note Document, after giving effect to this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Amendment, each reference in each of the Note Documents to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to this Amendment.
(b)  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment, consent, modification or waiver of any term or condition of, or right, power or remedy of any Noteholder under, any of the Note Documents.
(c)  Each party hereto hereby agrees that this Amendment shall be a “Note Document”.
SECTION 5. Costs, Expenses. The Company agrees to pay all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the fees and expenses of counsel for the Noteholders) in accordance with the terms of Section 15.1 of the Note Agreement.
SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of
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which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.
COMPANY:
MGP INGREDIENTS, INC.
By: /s/ Brandon Gall
Name: Brandon Gall
Title: Chief Financial Officer

        SIGNATURE PAGE TO
FIRST AMENDMENT TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

NOTEHOLDERS:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By: /s/ Chris L. Halloran
 Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
By:  Prudential Investment Management Japan Co., Ltd., as Investment Manager
By:  PGIM, Inc., as Sub-Adviser
        By: /s/ Chris L. Halloran
  Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
By: PGIM, Inc., as investment manager
By: /s/ Chris L. Halloran
 Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
By: Prudential Private Placement Investors, L.P. (as Investment Advisor)
By: Prudential Private Placement Investors, Inc. (as its General Partner)
        By:/s/ Chris L. Halloran
  Vice President

        SIGNATURE PAGE TO
FIRST AMENDMENT TO
NOTE PURCHASE AND PRIVATE SHELF AGREEMENT

        Guarantor Ratification

Each of the undersigned hereby ratifies and affirms its obligations, and confirms its continued liability, under the Guaranty Agreement and each other Note Document to which it is a party, and agrees that the Guaranty Agreement and each other such Note Document is and shall remain in full force and effect in all respects after giving effect to the First Amendment to Note Purchase and Private Shelf Agreement dated as of February 14, 2020 (the “Amendment”), by and among MGP Ingredients, Inc., a Kansas corporation, and the financial institutions on the signature pages thereto (collectively, the “Noteholders”), and shall continue to exist and apply to all of the Guaranteed Obligations (as defined in the Guaranty Agreement). The foregoing ratification and affirmation is in addition to and shall not limit, derogate from or otherwise affect any provisions of the Guaranty Agreement. From and after the effectiveness of the Amendment, each reference in the Guaranty Agreement and the other documents delivered in connection therewith, to the Note Agreement or words of like import referring to the Note Agreement shall mean and be a reference to the Note Agreement after giving effect to the Amendment. Capitalized terms not otherwise defined herein shall have the same meanings as used in the Amendment.
[Signature Pages Follow]

GUARANTORS:
MPGI PROCESSING, INC.
By:____/s/ Brandon Gall _________________
Name: Brandon Gall
Title: Chief Financial Officer

MPGI PIPELINE, INC.

By:____/s/ Brandon Gall _________________
Name: Brandon Gall
Title: Chief Financial Officer

MPGI OF INDIANA, LLC

By:____/s/ Brandon Gall _________________
Name: Brandon Gall
Title: Authorized Officer

Guarantor Ratification of First Amendment to
Note Purchase and Private Shelf Agreement